American Century World Mutual Funds, Inc.

AMENDMENT NO. 3 TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

    THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2023, by and between AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

    WHEREAS, the Corporation and the Investment Manager are parties to a certain Amended and Restated Management Agreement effective as of March 19, 2015; and amended effective July 31, 2017 and April 1, 2022 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes to International Small-Mid Cap Fund.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

    1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

    2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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J:\LG\ACWMF\Management Agreements\March 2015 (SMID)\ACWMF Mgmt Agt Amendment No. 3 to Mar-2015 August 2023.docx

American Century World Mutual Funds, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century World Mutual Funds, Inc.
/s/ Victor Zhang	/s/ Patrick Bannigan
Victor Zhang President	Patrick Bannigan President

American Century World Mutual Funds, Inc.

Schedule A
Fee Schedules

Series	Fee Schedule by Class
	Investor	G
International Small-Mid Cap Fund	1.430%	1.080%

    A-1